Exhibit 99.1

NETSCOUT Reports Second Quarter Fiscal Year 2024 Financial Results

Delivers Q2 Financial Performance In-Line with Preliminary Results Released October 16th

WESTFORD, Mass.--(BUSINESS WIRE)--November 2, 2023--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of enterprise performance management, carrier service assurance, cybersecurity, and DDoS protection solutions, today announced financial results for its second quarter ended September 30, 2023.

Remarks by Anil Singhal, NETSCOUT’s President and Chief Executive Officer:

“As previously announced in our October 16th preliminary results press release, our revenue in the second quarter was impacted by a recent slowing in order conversion related to industry and economic headwinds that began late in the quarter and that we expect to persist into the second half of fiscal year 2024. In response to these dynamics, we initiated several actions to manage discretionary costs, which more than offset the bottom-line impact in the second fiscal quarter and should reduce the negative impact to our full fiscal year earnings per share outlook without compromising our longer-term objectives.

“Looking ahead, we are committed to delivering results in-line with our updated outlook as we continue to execute on our strategic priorities and position NETSCOUT to deliver long-term stakeholder value. Despite the near-term headwinds, we believe the long-term demand trends driving our business remain intact as enterprises and service providers continue to require cybersecurity and service assurance solutions that deliver actionable visibility at scale. With our industry leading ‘Visibility Without Borders’ platform, strong customer relationships, and solid financial profile, we remain well-positioned to play a critical role in enabling our customers to tackle the performance, availability, and security challenges of the increasingly complex connected digital world.”

Q2 FY24 Financial Results

Total revenue (GAAP and non-GAAP) for the second quarter of fiscal year 2024 was $196.8 million, compared with $228.1 million (GAAP and non-GAAP) in the second quarter of fiscal year 2023. A reconciliation of all GAAP and non-GAAP results are included in the financial tables below.

Product revenue (GAAP and non-GAAP) for the second quarter of fiscal year 2024 was $80.5 million, or approximately 41% of total revenue in the period. This compares with product revenue (GAAP and non-GAAP) of $111.8 million in the second quarter of fiscal year 2023, which was approximately 49% of total revenue in the period.

Service revenue (GAAP and non-GAAP) for the second quarter of fiscal year 2024 was $116.3 million, or approximately 59% of total revenue in the period. This compares with service revenue (GAAP and non-GAAP) of $116.3 million in the second quarter of fiscal year 2023, which was approximately 51% of total revenue for the period.

NETSCOUT’s income from operations (GAAP) was $26.3 million in the second quarter of fiscal year 2024, compared with income from operations (GAAP) of $21.4 million in the same period of fiscal year 2023. The Company’s operating margin (GAAP) was 13.4% in the second quarter of fiscal year 2024, versus 9.4% in the same period of fiscal year 2023. Non-GAAP income from operations was $55.2 million with a non-GAAP operating margin of 28.0% in the second quarter of fiscal year 2024. This compares to non-GAAP income from operations of $54.0 million and a non-GAAP operating margin of 23.7% in the second quarter of fiscal year 2023. Non-GAAP EBITDA from operations in the second quarter of fiscal year 2024 was $59.9 million, or 30.5% of non-GAAP quarterly revenue for the period. This compares to non-GAAP EBITDA from operations of $59.1 million in the second quarter of fiscal year 2023, which was 25.9% of non-GAAP quarterly revenue for the period.

Net income (GAAP) for the second quarter of fiscal year 2024 was $21.5 million, or $0.29 per share (diluted), versus net income (GAAP) of $17.4 million, or $0.24 per share (diluted), for the second quarter of fiscal year 2023. On a non-GAAP basis, net income for the second quarter of fiscal year 2024 was $44.5 million, or $0.61 per share (diluted), compared with $41.3 million, or $0.57 per share (diluted), for the second quarter of fiscal year 2023.

As of September 30, 2023, cash, cash equivalents, short-term and long-term marketable securities, and investments, were $332.6 million, compared with $427.9 million as of March 31, 2023. During the second quarter of fiscal year 2024, NETSCOUT repurchased a total of approximately 1.1 million shares of its common stock at an average price of $27.90 per share for an aggregate purchase price of approximately $31.2 million. The Company’s outstanding debt balance under its revolving credit facility was $100 million as of September 30, 2023. The Company’s $800 million revolving credit facility will expire in July 2026.

First-Half FY24 Financial Results

  For the first half of fiscal year 2024, total revenue (GAAP and non-GAAP) was $407.9 million, versus total revenue (GAAP and non-GAAP) of $436.9 million in the first half of fiscal year 2023. A reconciliation of GAAP and non-GAAP results is included in the financial tables below.
  Product revenue (GAAP and non-GAAP) for the first half of fiscal year 2024 was $175.2 million, compared with $210.1 million in the first half of fiscal year 2023.
  Service revenue (GAAP and non-GAAP) for the first half of fiscal year 2024 was $232.7 million, compared with $226.8 million in the first half of fiscal year 2023.
  NETSCOUT’s income from operations (GAAP) for the first half of fiscal year 2024 was $21.6 million, compared with $12.3 million in the first half of fiscal year 2023. The Company’s operating margin (GAAP) for the first half of fiscal year 2024 was 5.3%, versus 2.8% in the first half of fiscal year 2023. The Company’s non-GAAP EBITDA from operations for the first half of fiscal year 2024 was $94.6 million, or 23.2% of non-GAAP total revenue, versus non-GAAP EBITDA from operations of $88.9 million, or 20.4% of non-GAAP total revenue, in the first half of fiscal year 2023. The Company’s non-GAAP income from operations for the first half of fiscal year 2024 was $84.8 million with a non-GAAP operating margin of 20.8%, compared with non-GAAP income from operations of $78.5 million and a non-GAAP operating margin of 18.0% for the first half of fiscal year 2023.
  For the first half of fiscal year 2024, NETSCOUT’s net income (GAAP) was $17.3 million, or $0.24 per share (diluted), compared with net income (GAAP) of $10.3 million, or $0.14 per share (diluted), in the first half of fiscal year 2023. Non-GAAP net income for the first half of fiscal year 2024 was $67.3 million, or $0.92 per share (diluted), compared with non-GAAP net income of $59.4 million, or $0.81 per share (diluted), for the first half of fiscal year 2023.

Updated Full Fiscal Year 2024 Outlook:

On October 16, 2023, NETSCOUT announced an updated outlook for its full fiscal year 2024. Consistent with that announcement, NETSCOUT’s current outlook is as follows:

  Revenue (GAAP and non-GAAP) is anticipated to be in the range of $840 million to $860 million versus the prior outlook range of $915 million to $945 million.
  GAAP net income per share (diluted) is anticipated to be in the range of $0.69 to $0.89 and non-GAAP net income per share (diluted) is anticipated to be in the range of $2.00 to $2.20, which reflects approximately 1.1 million shares repurchased during the second fiscal quarter of fiscal year 2024. This compares with the prior outlook of GAAP net income per share (diluted) of $0.86 to $0.98 and non-GAAP net income per share (diluted) of $2.20 to $2.32.

A reconciliation between GAAP and non-GAAP numbers for NETSCOUT’s fiscal year 2024 outlook is included in the financial tables below.

Recent Developments and Highlights

  In early October 2023, NETSCOUT held its annual technology and user summit, ENGAGE 2023, in Orlando, Florida, where it showcased its “Visibility Without Borders” platform demonstrating its cybersecurity and service assurance capabilities along with a combination of presentations, panel discussions, and hands-on trainings. Event registration and attendance increased more than 50% year over year.
  In mid-October 2023, NETSCOUT released the findings of a commissioned 2023 Forrester Consulting Total Economic Impact™ study that revealed that NETSCOUT’s Arbor DDoS Protection Solution delivered a 223% return on investment, as well as several other business benefits. Customers using the solution can effectively thwart DDoS attacks, minimize downtime, reduce potential SLA penalties, and offer premium services through intelligent traffic analysis.
  In mid-October 2023, NETSCOUT announced it achieved Amazon Web Services (AWS) Security Competency for its advanced NDR product, Omnis® Cyber Intelligence (OCI), in the category of threat detection and response.
  In late September 2023, NETSCOUT announced the findings from its 1H2023 DDoS Threat Intelligence Report which revealed that cybercriminals launched approximately 7.9 million Distributed Denial of Service (DDoS) attacks in the first half of 2023, representing a 31% year-over-year increase. More information on the semi-annual DDoS Threat Intelligence Report can be found on NETSCOUT’s interactive website .
  In mid-September 2023, NETSCOUT launched Adaptive DDoS Protection for its Arbor® Threat Mitigation System (TMS) to dramatically improve detection of distributed attacks that dynamically change vectors and target numerous destination IP addresses at once. Adaptive DDoS Protection analyzes traffic in real-time and automatically implements threat intelligence-driven mitigations and countermeasures to block dynamic DDoS attacks as they evolve.
  In early September 2023, NETSCOUT introduced RAN Analytics for Carrier Aggregation, a new solution that offers unique insights into carrier aggregation patterns to help mobile operators achieve superior performance and a better subscriber experience with high-speed LTE and 5G deployments.
  In early September 2023, NetScout divested the Test Lab Automation portion of its Test Optimization business to Spirent for financial consideration of approximately $8 million in order to place the business with a better aligned owner. This business was immaterial to NETSCOUT’s overall financial profile and was not strategic to the Company’s core offerings.
  In August 2023, NETSCOUT announced the publication of its 2023 Environmental, Social, and Governance (ESG) Report highlighting NETSCOUT’s progress on its ESG pillars: sustainable products; sustainable operations; diversity, equity, and inclusion; and bridging the digital divide, as well as its continued focus on cybersecurity solutions for its customers to meet business resiliency goals. The report also includes voluntary disclosures of measurements aligned with relevant sector standards from the Sustainability Accounting Standards Board (SASB) and Task Force on Climate-related Financial Disclosures (TCFD) framework.

Conference Call Date and Instructions:

NETSCOUT will host a corresponding conference call and live webcast to discuss its second quarter fiscal year 2024 financial results and financial outlook today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, investors can listen to the call by dialing (203) 518-9814. The conference call ID is NTCTQ224. A replay of the call will be available after 12:00 p.m. ET today for approximately one week. The number for the replay is (800) 839-2459 for U.S./Canada callers and (402) 220-7218 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States (GAAP), NETSCOUT also reports the following non-GAAP measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted net income per share and non-GAAP earnings before interest and other expense, income taxes, depreciation, and amortization (EBITDA) from operations. Non-GAAP gross profit removes expenses related to the amortization of acquired intangible assets, share based compensation, and acquisition-related depreciation. Non-GAAP income from operations includes the aforementioned adjustments and also removes gain on the divestiture of a business, restructuring charges and legal expenses related to civil judgements. Non-GAAP operating margin includes the foregoing adjustments related to non-GAAP income from operations. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations, and also removes the change in fair value of derivative instruments, net of related income tax effects. Non-GAAP diluted net income per share includes the foregoing adjustments related to non-GAAP net income. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (gross profit, income from operations, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP. NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) protects the connected world from cyberattacks and performance and availability disruptions through the company’s unique visibility platform and solutions powered by its pioneering deep packet inspection at scale technology. NETSCOUT serves the world’s largest enterprises, service providers, and public sector organizations. Learn more at www.netscout.com or follow @NETSCOUT on LinkedIn, Twitter, or Facebook.

Safe Harbor

Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek,” or other comparable terms. Investors are cautioned that such forward-looking statements in this press release including, without limitation, statements regarding NETSCOUT’s financial results, its financial outlook for the full fiscal year 2024, that a slowing in order conversion is related to industry and economic headwinds that began late in the second quarter and is expected to persist into the second half of fiscal year 2024, that it is committed to delivering results in-line with its updated outlook as it continues to execute on its strategic priorities and position NETSCOUT to deliver long-term stakeholder value, that despite the near-term headwinds, that NETSCOUT believes that the long-term demand trends driving its business remain intact as enterprise and service providers continue to require cybersecurity and service assurance solutions that deliver actionable visibility at scale, that with its industry leading ‘Visibility Without Borders’ platform, strong customer relationships, and solid financial profile, it remains well-positioned to play a critical role in enabling its customers to tackle the performance, availability, and security challenges of the increasingly complex connected digital world, and statements relating to the potential benefit of a market for the Company’s products and regarding product releases, updates, and functionality all constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, macroeconomic factors and slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; liquidity concerns at, and failures of, banks and other financial institutions; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than the Company has, and their strategic response to the Company’s products; the Company’s ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; the impacts of epidemics or pandemics such as COVID-19; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward-looking statements, except as required by law. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2023 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue:
Product	$80,545	$111,816	$175,206	$210,067
Service	116,257	116,265	232,734	226,826
Total revenue	196,802	228,081	407,940	436,893

Cost of revenue:
Product	16,093	25,881	32,755	52,686
Service	26,959	31,760	60,693	62,669
Total cost of revenue	43,052	57,641	93,448	115,355

Gross profit	153,750	170,440	314,492	321,538

Operating expenses:
Research and development	35,112	43,917	80,632	87,374
Sales and marketing	60,950	66,118	139,946	142,441
General and administrative	22,652	25,261	50,866	50,051
Amortization of acquired intangible assets	12,550	13,801	25,257	27,682
Gain on divestiture of a business	(3,806)	-	(3,806)	-
Restructuring charges	-	(60)	-	1,714

Total operating expenses	127,458	149,037	292,895	309,262

Income from operations	26,292	21,403	21,597	12,276
Interest and other income (expense), net	1,182	(2,024)	543	(3,382)

Income before income tax expense (benefit)	27,474	19,379	22,140	8,894
Income tax expense (benefit)	6,012	1,996	4,878	(1,357)
Net income	$21,462	$17,383	$17,262	$10,251

Basic net income per share	$0.30	$0.24	$0.24	$0.14
Diluted net income per share	$0.29	$0.24	$0.24	$0.14
Weighted average common shares outstanding used in computing:
Net income per share - basic	72,112	71,856	71,828	72,152
Net income per share - diluted	72,797	72,891	72,838	73,494

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	March 31,
	2023	2023

Assets
Current assets:
Cash, cash equivalents, marketable securities and investments	$328,596	$418,998
Accounts receivable and unbilled costs, net	152,603	143,855
Inventories and deferred costs	15,909	17,956
Prepaid expenses and other current assets	43,413	36,551

Total current assets	540,521	617,360

Fixed assets, net	30,637	34,735
Operating lease right-of-use assets	47,000	51,456
Goodwill and intangible assets, net	2,058,449	2,090,995
Long-term marketable securities	3,959	8,940
Other assets	17,145	17,074

Total assets	$2,697,711	$2,820,560

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$15,569	$16,473
Accrued compensation	36,935	83,279
Accrued other	19,941	30,674
Deferred revenue and customer deposits	275,008	311,531
Current portion of operating lease liabilities	11,671	11,650

Total current liabilities	359,124	453,607

Other long-term liabilities	7,371	7,683
Deferred tax liability	3,224	24,939
Accrued long-term retirement benefits	25,363	26,049
Long-term deferred revenue and customer deposits	119,305	129,814
Operating lease liabilities, net of current portion	43,654	48,819
Long-term debt	100,000	100,000

Total liabilities	658,041	790,911

Stockholders' equity:
Common stock	130	128
Additional paid-in capital	3,142,712	3,099,698
Accumulated other comprehensive income	5,379	5,738
Treasury stock, at cost	(1,596,026)	(1,546,128)
Retained earnings	487,475	470,213

Total stockholders' equity	2,039,670	2,029,649

Total liabilities and stockholders' equity	$2,697,711	$2,820,560

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Six Months Ended
	September 30,		June 30,	September 30,
	2023	2022	2023	2023	2022

GAAP and Non-GAAP Revenue	$196,802	$228,081	$211,138	$407,940	$436,893

Gross Profit (GAAP)	$153,750	$170,440	$160,742	$314,492	$321,538
Share-based compensation expense (1)	2,638	2,395	2,911	5,549	4,432
Amortization of acquired intangible assets (2)	1,638	2,312	1,638	3,276	4,640
Acquisition related depreciation expense (3)	4	4	5	9	11
Non-GAAP Gross Profit	$158,030	$175,151	$165,296	$323,326	$330,621

Income (Loss) from Operations (GAAP)	$26,292	$21,403	$(4,695)	$21,597	$12,276
GAAP Operating Margin	13.4%	9.4%	-2.2%	5.3%	2.8%
Share-based compensation expense (1)	18,445	16,501	19,844	38,289	32,082
Amortization of acquired intangible assets (2)	14,188	16,113	14,345	28,533	32,322
Restructuring charges	-	(60)	-	-	1,714
Acquisition related depreciation expense (3)	37	59	59	96	124
Gain on divestiture of a business	(3,806)	-	-	(3,806)	-
Legal expenses related to civil judgments (4)	44	-	41	85	-
Non-GAAP Income from Operations	$55,200	$54,016	$29,594	$84,794	$78,518
Non-GAAP Operating Margin	28.0%	23.7%	14.0%	20.8%	18.0%

Net Income (Loss) (GAAP)	$21,462	$17,383	$(4,200)	$17,262	$10,251
Share-based compensation expense (1)	18,445	16,501	19,844	38,289	32,082
Amortization of acquired intangible assets (2)	14,188	16,113	14,345	28,533	32,322
Restructuring charges	-	(60)	-	-	1,714
Gain on divestiture of a business	(3,806)	-	-	(3,806)	-
Acquisition related depreciation expense (3)	37	59	59	96	124
Legal expenses related to civil judgments (4)	44	-	41	85	-
Change in fair value of derivative instrument (5)	-	-	(206)	(206)	-
Income tax adjustments (6)	(5,829)	(8,691)	(7,171)	(13,000)	(17,136)
Non-GAAP Net Income	$44,541	$41,305	$22,712	$67,253	$59,357

Diluted Net Income (Loss) Per Share (GAAP)	$0.29	$0.24	$(0.06)	$0.24	$0.14
Share impact of non-GAAP adjustments identified above	0.32	0.33	0.37	0.68	0.67
Non-GAAP Diluted Net Income Per Share	$0.61	$0.57	$0.31	$0.92	$0.81

Shares used in computing non-GAAP diluted net income per share	72,797	72,891	72,995	72,838	73,494

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended	Six Months Ended
	September 30,		June 30,	September 30,
	2023	2022	2023	2023	2022

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$349	$315	$372	$721	$607
Cost of service revenue	2,289	2,080	2,539	4,828	3,825
Research and development	4,988	4,580	5,386	10,374	9,011
Sales and marketing	6,675	6,043	7,284	13,959	11,793
General and administrative	4,144	3,483	4,263	8,407	6,846
Total share-based compensation expense	$18,445	$16,501	$19,844	$38,289	$32,082

(2) Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
Cost of product revenue	$1,638	$2,312	$1,638	$3,276	$4,640
Operating expenses	12,550	13,801	12,707	25,257	27,682
Total amortization expense	$14,188	$16,113	$14,345	$28,533	$32,322

(3) Acquisition related depreciation expense included in these amounts is as follows:
Cost of product revenue	$2	$2	$3	$5	$6
Cost of service revenue	2	2	2	4	5
Research and development	25	42	42	66	87
Sales and marketing	6	8	8	14	17
General and administrative	2	5	4	7	9
Total acquisition related depreciation expense	$37	$59	$59	$96	$124

(4) Legal expenses related to civil judgments included in this amount is as follows:
General and administrative	$44	$-	$41	$85	$-
Total legal judgments expense	$44	$-	$41	$85	$-

(5) Change in fair value of derivative instrument included in this amount is as follows:
Interest and other (income) expense, net	$-	$-	$(206)	$(206)	$-
Total change in fair value of derivative instrument	$-	$-	$(206)	$(206)	$-

(6) Total income tax adjustment included in this
amount is as follows:
Tax effect of non-GAAP adjustments above	$(5,829)	$(8,691)	$(7,171)	$(13,000)	$(17,136)
Total income tax adjustments	$(5,829)	$(8,691)	$(7,171)	$(13,000)	$(17,136)

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -
Non-GAAP EBITDA from Operations
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended	Six Months Ended
	September 30,		June 30,	September 30,
	2023	2022	2023	2023	2022

Income (loss) from operations (GAAP)	$26,292	$21,403	$(4,695)	$21,597	$12,276
Previous adjustments to determine non-GAAP income from operations	28,908	32,613	34,289	63,197	66,242
Non-GAAP Income from operations	55,200	54,016	29,594	84,794	78,518

Depreciation excluding acquisition related-depreciation expense	4,749	5,090	5,032	9,781	10,401

Non-GAAP EBITDA from operations	$59,949	$59,106	$34,626	$94,575	$88,919
Non-GAAP EBITDA from operations as a % of revenue	30.5%	25.9%	16.4%	23.2%	20.4%

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Outlook to Non-GAAP Financial Outlook
(Unaudited)
(In millions, except net income per share - diluted)

	FY'23	FY'24
GAAP & Non-GAAP revenue	$914.5	~$840 million to ~$860 million

	FY'23	FY'24
GAAP net income	$59.6	~$51 million to ~$66 million
Amortization of intangible assets	$64.7	~$57 million
Share-based compensation expenses	$62.0	~$69 million
Business development & integration expenses*	$0.2	~Less than $1 million
Gain on divestiture of a business	$-	~($3.8 million)
Change in fair value of derivative instrument	$1.4	-
Legal expenses related to civil judgments	$0.5	-
Restructuring charges	$1.8	-
Total adjustments	$130.6	~$122 million
Related impact of adjustments on income tax	$(30.7)	(~$26 million)
Non-GAAP net income	$159.6	~$147 million to ~$162 million

GAAP net income per share (diluted)	$0.82	~$0.69 to ~$0.89
Non-GAAP net income per share (diluted)	$2.18	~$2.00 to ~$2.20

Average weighted shares outstanding (diluted GAAP)	73.0	~73 million to ~74 million
Average weighted shares outstanding (diluted Non-GAAP)	73.0	~73 million to ~74 million
*Business development & integration expenses include change in value of contingent consideration and acquisition-related depreciation expense
**Figures in table may not total due to rounding

Contacts

Investors
Anthony Piazza
Senior Vice President, Corporate Finance
978-614-4286
IR@netscout.com

Media
Maribel Lopez
Manager, Marketing & Corporate Communications
781-362-4330
Maribel.Lopez@netscout.com